Exhibit 24

POWER OF ATTORNEY

I, J. Burton Hicks, an Officer of Simmons First National Corporation or one of its subsidiaries, hereby constitute, appoint and authorize David W. Garner, Kevin W. Pletcher or Piper P. Erwin to execute on my behalf any Form 3’s, Form 4’s or Form 5’s required to be filed with the United States Securities and Exchange Commission at any time until such time as I revoke this power of attorney in writing.

3/23/2015	/s/ J. Burton Hicks
Date	Signature